                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                Date of Report (Date of earliest event reported):
                        March 2, 2010 (February 24, 2010)

                             WIN GAMING MEDIA, INC.
             (Exact name of registrant as specified in its charter)

           NEVADA                   000-51255                 98-0374121
--------------------------------------------------------------------------------
(State or other jurisdiction       (Commission              (IRS Employer
      of incorporation)            File Number)           Identification No.)

          103 FOULK ROAD, WILMINGTON, DE                         19803
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      (Address of principal executive offices)                 (Zip Code)

                                 (302) 691-6177
              (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_]  Written communications pursuant to Rule 425 under the Securities Act (17
     CFR 230.425)

[_]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
     240.14a-12)

[_]  Pre-commencement communications pursuant to Rule 14d-2(b) under the
     Exchange Act (17 CFR 240.14d-2(b))

[_]  Pre-commencement communications pursuant to Rule 13e-4(c) under the
     Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On February 24, 2010, the registrant's wholly owned subsidiary, B Option Ltd., an Israeli corporation ("B Option"), and ParagonEX Limited, a British Virgin
Islands corporation ("ParagonEX"), entered into a Services and License Agreement
(the "Agreement") under which ParagonEX licensed (the "License") to B Option its web-based platform (the "Software") which enables online traders to invest in a wide range of binary options that are traded on a variety of financial markets around the world in real local time. Binary options are financial contracts where traders pay for the right to receive a fixed return in case the price of the underlying asset ends up higher or lower of a certain strike price. B Option will feature financial contracts on indices, stocks, commodities and currencies.
The Agreement includes similar terms to the agreement the registrant's wholly owned subsidiary, WGM Services Ltd. ("WGM", formerly Giona Trading Ltd.), a
Cyprus corporation, and ParagonEX, entered into on November 18, 2009 (the
"November Agreement"), which the registrant reported on November 23, 2009 on its
Current Report on Form 8-K. The Agreement relates solely to marketing the
Software in the Israeli market, and the user interface is in Hebrew. The License is non-exclusive, and the Software would be used on B Option's web-site. In addition to the License, ParagonEX undertook to provide B Option services and support in connection with the Software. In principal, the proceeds to B Option, after payment of consideration to ParagonEX, will be at least 88% of the net proceeds B Option receives from end users. There are no required minimum payments to ParagonEX under the Agreement, or a minimum investment in marketing by B Option. Each party to the Agreement may terminate it for convenience upon providing a 90 days prior notice, but not before the 20th anniversary of the date in which B Option launches its website that uses the Software.

As a result, effective in March 2010, global services of binary options will be provided by WGM under the domain www.globaloption.com, and services of binary options for Israelis will be provided by B Option under the domain
www.options.co.il.

A copy of the Agreement is attached hereto, and incorporated by reference into this Current Report on Form 8-K as Exhibit 10.1.

On March 24, 2010, B Option, WGM and ParagonEX signed an Addendum to Services and License Agreement (the "Addendum"). The Addendum provides that marketing expenses incurred by B Option in connection with the Agreement shall be deemed to have been made by WGM for the purpose of WGM meeting the requirement pursuant to the November Agreement to spend a minimum amount on marketing the services provided by WGM using the Software. In addition, the fulfillment by WGM of monetary obligations under the November Agreement shall be deemed to be fulfillment of the respective monetary obligations by B Option under the
Agreement, and vice versa.

A copy of the Addendum is attached hereto, and incorporated by reference into this Current Report on Form 8-K as Exhibit 10.2.

As previously reported in the registrant's Current Reports on Form 8-K filed on
March 13, 2008, on March 10, 2008 the board of directors of the registrant (the
"Board") approved the entry of the registrant into a convertible debt transaction with Mr. Shimon Citron, subject to shareholder approval at a special meeting in lieu of an annual meeting (the "Meeting"). At time of the Meeting,
Mr. Citron, the current director and Chief Executive Officer of the registrant, was a director of the registrant.

On April 29, 2008, the holders of a majority of the shares of the registrant's common stock represented at the Meeting approved the transaction loan agreement documents documented by a Convertible Loan Agreement, a Convertible Promissory
Note, a Security Agreement and a Common Stock Purchase Warrant, all of which were dated as of March 6, 2008. The Common Stock Purchase Warrant ("Warrant") to
purchase up to $500,000 worth of shares of common stock of the registrant, calculated as $500,000 divided by the conversion price of $0.0595 per share would permit the purchase of 8,403,361 shares of common stock. In August 2008, the Board approved a loan from Mr. Citron under similar terms but with no assets pledged as collateral (the "Additional Loan") for an amount of $50,000, thereby entitling Mr. Citron to an additional warrant to purchase 840,336 shares of common stock of the registrant at an exercise price of $0.0595 per share (the
"Additional Warrant").

On February 25, 2010, the Board issued the Warrant to Mr. Citron and 8 other individuals designated by Mr. Citron. In addition on such date the Board issued
Mr. Citron the Additional Warrant. The Warrant has an exercise price of $0.0595 per share and a termination date of 5 years from March 6, 2008. The Additional
Warrant has an exercise price of $0.0595 per share and a termination date of 5 years from August 13, 2008.

The grants were deemed exempt under Regulation S under the Securities Act of
1933, as amended (the "Act"), and/or Section 4(2) of the Act.

ITEM 3.02. UNREGISTERED SALES OF EQUITY SECURITIES

The information set forth in paragraphs 6, 7, 8 and 9 of Item 1.01 of this
Current Report on Form 8-K is incorporated by reference into this Item 3.02.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(d) EXHIBITS.

Exhibit 10.1  Services and License Agreement entered into on February 24, 2010.

Exhibit 10.2  Addendum to Services and License Agreement entered into February
24, 2010

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                        WIN GAMING MEDIA, INC.
                                                        (registrant)

                                                        By: /s/ Shimon Citron
                                                        ---------------------
Date: March 2, 2010                                     Shimon Citron
                                                        Chief Executive Officer